UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2015

Commission File Number  001-33572

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	20-8859754
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01	Regulation FD Disclosures

The Board of Directors of Bank of Marin Bancorp has elected Brian Sobel Chairperson of the Boards of Directors of both Bank of Marin and Bank of Marin Bancorp (collectively, the “Board”), effective immediately after the close of the annual meeting on May 14, 2015. Sobel has served as a Director for 14 years and is currently a member of the Executive and Nominating and Governance Committees, and he chairs the Compensation Committee. Mr. Sobel will replace Stuart Lum, who has served on the Board for 15 years and has been Chairperson since 2014. Mr. Lum is retiring from the role of Chairperson due to the increasing demands of his business interests in Hawaii and the Bay Area. Mr. Lum will remain as a Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2015	BANK OF MARIN BANCORP

	by:	/s/ Tani Girton_____
Tani Girton
Executive Vice President and
Chief Financial Officer